Exhibit 4.19


             AMENDMENT NO. 6 AND LIMITED WAIVER WITH RESPECT TO
                SECOND AMENDED AND RESTATED CREDIT AGREEMENT


           THIS AMENDMENT NO. 6 AND LIMITED WAIVER WITH RESPECT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made as of July 26, 2000 by and among TOKHEIM CORPORATION, an Indiana corporation (the "Company"), GASBOY INTERNATIONAL, INC., a Pennsylvania corporation ("Gasboy"), TOKHEIM-SOFITAM S.A., a societe anonyme organized under the laws of France ("Tokheim- Sofitam"), TOKHEIM SOFITAM APPLICATIONS S.A., a societe anonyme organized under the laws of France ("Sofitam Applications"), TOKHEIM SERVICES FRANCE ("Tokheim France"), TOKHEIM UK LIMITED ("Tokheim UK"), the financial institutions party hereto, ABN AMRO BANK N.V., in its individual capacity as a Lender and as administrative agent on behalf of the Lenders (the "Administrative Agent"), CREDIT LYONNAIS, as Documentation and Collateral Agent, and BANKERS TRUST COMPANY, as Co-Syndication Agent under that certain Second Amended and Restated Credit Agreement dated as of December 14, 1998 by and among the Company, Gasboy, Tokheim-Sofitam, Sofitam Applications, the financial institutions party thereto (the "Lenders"), the Administrative Agent, the Documentation and Collateral Agent, and the Co-Syndication Agent (collectively, the "Agents"), as amended by an Amendment No. 1, an Amendment No. 2, an Amendment No. 3, an Amendment No. 4 and an Amendment No. 5, dated as of January 11, 1999, March 1, 1999, February 27, 1999, October 14, 1999 and December 22, 1999, respectively (as amended and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

                                  WITNESSETH

           WHEREAS, the Company, Gasboy, Tokheim-Sofitam, Sofitam
Applications Tokheim France, Tokheim UK, the Lenders, the Administrative Agent, the Documentation and Collateral Agent, and the Co-Syndication Agent are parties to the Credit Agreement;

           WHEREAS, the Company has notified the Administrative Agent and the Lenders that the Company may be in violation of the financial covenants set forth in Sections 6.12, 6.23, 6.24, 6.25 and 6.33 of the Credit Agreement, in each case, for the fiscal quarter ending on May 31, 2000 and, after the date hereof, a Default under Section 7.6 of the Credit Agreement may occur as the result of the failure by the Company to make scheduled interest payments due on August 1, 2000 on its US$123,000,000 11-3/8% Senior Subordinated Notes due 2008 and its (U)75,000,000 11-3/8% Senior Subordinated Notes due 2008;

           WHEREAS, the Borrowers have requested that the Administrative Agent and the Required Lenders waive the "Applicable Defaults" (as described below) and the Required Lenders and the Administrative Agent are willing to waive the Applicable Defaults on the terms and conditions set forth herein, it being expressly understood that the waiver set forth herein shall in no event constitute a waiver by the Lenders or the Administrative Agent of any other breach of the Credit Agreement or any of the Lenders' or Administrative Agent's rights or remedies with respect thereto;

           NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Gasboy, Tokheim-Sofitam, Sofitam Applications and the Required Lenders have agreed as follows:

      1. Amendments to Credit Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in
Section 3 below, the Credit Agreement is hereby amended as follows:

            1.1 Section 2.5.3(B)(ii)(z) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

            (z)  If on the last Business Day of any week:

            (A) the Dollar Amount of the Revolving Credit Obligations exceeds 100% of the Maximum Revolving Credit Amount, upon demand of the Agent the Company for the ratable benefit of the Lenders shall or shall cause the other Borrowers to prepay Loans (to be applied to such Loans as the Company shall direct at the time of such payment) on the next succeeding Business Day in an aggregate amount such that after giving effect thereto the Dollar Amount of the Revolving Credit Obligations is less than or equal to the Maximum Revolving Credit Amount; or

            (B) the Dollar Amount of all outstanding Alternate Currency Loans under the Alternate Currency Addenda exceeds 100% of the aggregate Alternate Currency Commitments with respect thereto, upon demand of the Agent the applicable Borrowers shall on the next succeeding Business Day prepay Alternate Currency Loans in an aggregate amount such that after giving effect thereto the Dollar Amount of all such Alternate Currency Loans is less than or equal to the aggregate Alternate Currency Commitments with respect thereto; or

            (C) the Dollar Amount of the aggregate outstanding principal amount of Alternate Currency Loans exceeds $80,000,000, upon demand of the Agent the applicable Borrowers shall on the next succeeding Business Day prepay Alternate Currency Loans in an aggregate amount such that after giving effect thereto the Dollar amount of all Alternate Currency Loans is less than or equal to $80,000,000.

      2. Waiver. Upon the effectiveness of this Amendment in accordance with the provisions of Section 3 below, the Administrative Agent and the Required Lenders hereby waive, for all purposes other than the purpose of delivering one or more Blockage Notices as set forth in the immediately succeeding sentence, (i) until the Waiver Expiration Date any violation of the financial covenants set forth in Sections 6.12, 6.23, 6.24, 6.25 and
6.33 of the Credit Agreement, in each case, for the fiscal quarter ending on May 31, 2000, (ii) any violation of Section 6.1(ix) of the Credit Agreement to the extent the Company has not delivered cash forecasts or updates on synergies required to be delivered for the calendar months ending during the period commencing on November 30, 1999 through the date hereof, (iii) compliance with any requirement pursuant to Section 2.5.3(B)(ii)(x) of the Credit Agreement that the Company make a prepayment of the Additional Revolving Loans or the Obligations during the period from May 31, 2000 to the Waiver Expiration Date, (iv) until the Waiver Expiration Date any violation of Section 6.34 of the Credit Agreement with respect to June 25, 2000 and July 25, 2000, (v) any violation prior to the date hereof of Section 10(a) of the Security Agreement with respect to the failure of the Company to provide 30 days' prior written notice of the locations of certain Collateral listed on Schedule I hereto and (vi) until the Waiver Expiration Date any Default under Section 7.6 of the Credit Agreement arising from any failure by the Company to make scheduled interest payments on August 1, 2000 on its US$123,000,000 11-3/8% Senior Subordinated Notes due 2008 and its (U)75,000,000 11-3/8% Senior Subordinated Notes due 2008 (collectively, the "Applicable Defaults"), and (subject to the immediately succeeding sentence) the Lenders' and the Administrative Agent's rights and remedies arising therefrom. Notwithstanding the immediately preceding sentence, the Lenders and the Administrative Agent do not waive any Applicable Default for the purpose of, and may use any Applicable Default as grounds for, delivering a Blockage Notice to any holder of Indebtedness that is subordinated to the Obligations, or any trustee for or representative of any such holder, and the Applicable Defaults are not waived and shall continue to exist for such purpose. When used herein, (i) "Waiver Expiration Date" means August 16, 2000 and (ii) "Blockage Notice" means any notice to any holder of Indebtedness, or any trustee for or representative of any such holder, that such Indebtedness may not be paid under the terms governing such Indebtedness due to the existence of a Default.

      3. Conditions of Effectiveness. This Amendment shall become effective and be deemed effective as of July 26, 2000 upon the delivery of duly executed originals of this Amendment to the Administrative Agent from the Required Lenders, Gasboy, Tokheim-Sofitam, Sofitam Applications Tokheim France, Tokheim UK and the Company.

      4. Representations and Warranties of the Company. The Company, Gasboy, Tokheim-Sofitam and Sofitam Applications (each a "Credit Party") hereby represent and warrant as follows:

            (a) This Amendment and the Credit Agreement constitute legal, valid and binding obligations of such Credit Party and are enforceable against such Credit Party in accordance with their terms. The Obligations are absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to repayment of the Obligations.

            (b) Upon the effectiveness of this Amendment each Credit Party hereby reaffirms all covenants, representations and warranties made in the Credit Agreement, to the extent the same are not waived hereby, and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment (unless expressly made as of a different date).

            (c) No Default or Unmatured Default, other than the Applicable Defaults, exists under the Credit Agreement or under any other document, agreement or instrument executed and delivered by any Credit Party in connection therewith or pursuant thereto.

      5. Reference to and Effect on the Credit Agreement.

            5.1. Except as specifically set forth herein, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

            5.2. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or any of the Lenders, including the right to declare a default based on the Applicable Defaults after the Waiver Expiration Date, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith except to the limited extent specifically set forth herein.

      6. Costs and Expenses. The Company agrees to pay all reasonable costs, fees and out- of-pocket expenses (including reasonable attorneys' fees and expenses charged to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, execution and enforcement of this Amendment.

      7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING WITHOUT LIMITATION, 735 ILCS 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

      8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

      9. Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      10. Agreement. The Borrowers agree that if there exists any Revolving Credit Availability after the date hereof as a result of fluctuations in currency exchange rates, the Borrowers will not request Revolving Loans, Additional Revolving Loans, Swing Loans or Letters of Credit to the extent of such availability.


      IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.


                                    TOKHEIM CORPORATION, as a Borrower


                                    By:__________________________________
                                       Name:
                                       Title:


                                    GASBOY INTERNATIONAL, INC., as a
                                    Borrower


                                    By:__________________________________
                                       Name:
                                       Title:


                                    TOKHEIM-SOFITAM S.A., as a Borrower


                                    By:__________________________________
                                       Name:
                                       Title:


                                    TOKHEIM SOFITAM APPLICATIONS S.A., as
                                    a Borrower


                                    By:__________________________________
                                       Name:
                                       Title:


                                    TOKHEIM UK LIMITED


                                    By:__________________________________
                                       Name:
                                       Title:


                                    TOKHEIM SERVICES FRANCE


                                    By:__________________________________
                                       Name:
                                       Title:


                                    ABN AMRO BANK N.V., as Administrative
                                    Agent and as a Lender


                                    By:__________________________________
                                       Name:
                                       Title:


                                    By:__________________________________
                                       Name:
                                       Title:


                                    CREDIT LYONNAIS, CHICAGO BRANCH, as
                                    Documentation and Collateral Agent
                                    and as a Lender


                                    By:__________________________________
                                       Name:
                                       Title:


                                    BANKERS TRUST COMPANY, as
                                    Co-Syndication Agent and as a Lender


                                    By:__________________________________
                                       Name:
                                       Title:


                                    BANK ONE, INDIANA, NATIONAL
                                    ASSOCIATION, formerly known as
                                    NBD BANK, N.A., as a Lender


                                    By:__________________________________
                                       Name:
                                       Title:


                                    CREDIT AGRICOLE INDOSUEZ, as a Lender


                                    By:__________________________________
                                       Name:
                                       Title:


                                    By:__________________________________
                                       Name:
                                       Title:


                                    CREDIT INDUSTRIEL ET COMMERCIAL, as a
                                    Lender


                                    By:__________________________________
                                       Name:
                                       Title:


                                    By:__________________________________
                                       Name:
                                       Title:


                                    MERCANTILE BANK N.A., as a Lender


                                    By:__________________________________
                                       Name:
                                       Title:


                                    THE PROVIDENT BANK, as a Lender


                                    By:__________________________________
                                       Name:
                                       Title:


                                    FINOVA CAPITAL CORPORATION, as a Lender


                                    By:__________________________________
                                       Name:
                                       Title:


                                    IMPERIAL BANK, as a Lender


                                    By:__________________________________
                                       Name:
                                       Title:


                                    NATEXIS BANQUE BFCE, as a Lender


                                    By:__________________________________
                                       Name:
                                       Title:


                                    By:__________________________________
                                       Name:
                                       Title:


                                    BANK POLSKA KASA OPIEKI S.A. - PEKAO
                                    S.A GROUP, NEW YORK BRANCH, as a
                                    Lender


                                    By:__________________________________
                                       Name:
                                       Title:


                                    SENIOR DEBT PORTFOLIO, as a Lender

                                    By:  Boston Management and Research,
                                         as Investment Advisor


                                    By:__________________________________
                                       Name:
                                       Title:


                                    EATON VANCE SENIOR INCOME TRUST, as
                                    a Lender

                                    By:  Eaton Vance Management, as
                                         Investment Advisor


                                    By:__________________________________
                                       Name:
                                       Title:


                                    OXFORD STRATEGIC INCOME FUND, as a
                                    Lender

                                    By:  Eaton Vance Management, as
                                         Investment Advisor


                                    By:__________________________________
                                       Name:
                                       Title:


                                    EATON VANCE INSTITUTIONAL SENIOR
                                    LOAN FUND, as a Lender

                                    By:  Eaton Vance Management, as
                                         Investment Advisor


                                    By:__________________________________
                                       Name:
                                       Title:


                                    OCTAGON LOAN TRUST, as a Lender

                                    By:  Octagon Credit Investors, as
                                         Manager


                                    By:__________________________________
                                       Name:
                                       Title:


                                    OCTAGON INVESTMENT PARTNERS II, LLC,
                                    as a Lender


                                    By:__________________________________
                                       Name:
                                       Title:


                                    DLJ CAPITAL FUNDING, INC., as a
                                    Lender


                                    By:__________________________________
                                       Name:
                                       Title:


                                    OAKTREE CAPITAL MANAGEMENT, LLC, as a
                                    Lender


                                    By:__________________________________
                                       Name:
                                       Title:


                                    AMSOUTH BANK, as a Lender


                                    By:__________________________________
                                       Name:
                                       Title:


                                    ARES LEVERAGED INVESTMENT FUND II,
                                    L.P., as a Lender

                                    By:  ARES Management II, L.P., its
                                         General Partner


                                    By:__________________________________
                                       Name:
                                       Title:


                                    HALCYON/ALAN B. SLIFKA MANAGEMENT
                                    COMPANY, LLC, as a Lender on behalf
                                    of the funds it manages/advises


                                    By:__________________________________
                                       Name:
                                       Title:





                                                                   EXHIBIT A


                               REAFFIRMATION

            Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 6 and Limited Waiver to the Second Amended and Restated Credit Agreement dated as of December 14, 1998 by and among TOKHEIM CORPORATION, an Indiana corporation (the "Company"), GASBOY INTERNATIONAL, INC., a Pennsylvania corporation ("Gasboy"), TOKHEIM-SOFITAM S.A., a societe anonyme organized under the laws of France ("Tokheim-Sofitam"), TOKHEIM SOFITAM APPLICATIONS S.A., a societe anonyme organized under the laws of France ("Sofitam Applications", and, together with the Company, Gasboy and Tokheim-Sofitam, the "Borrowers") and the financial institutions from time to time party thereto (the "Lenders"), as amended by an Amendment No. 1, an Amendment No. 2, an Amendment No. 3, an Amendment No. 4 and an Amendment No. 5, dated as of January 11, 1999, March 1, 1999, February 27, 1999, October 14, 1999 and December 22, 1999,
respectively (as amended and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), which Amendment No. 6 and Limited Waiver is dated as of July 26, 2000 (the "Amendment"). Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by any Agent or any Lender, each of the undersigned reaffirms the terms and conditions of the Guaranty, Pledge Agreement, Security Agreement and any other Loan Document executed by it and acknowledges and agrees that such agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5 and the Amendment and as the same may from time to time hereafter be amended, modified or restated.


Dated as of July 26, 2000         TOKHEIM AUTOMATION CORPORATION
                                  ENVIROTRONIC SYSTEMS, INC.
                                  TOKHEIM INVESTMENT CORP.
                                  SUNBELT HOSE & PETROLEUM EQUIPMENT, INC.
                                  GASBOY INTERNATIONAL, INC.
                                  MANAGEMENT SOLUTIONS, INC.
                                  TOKHEIM EQUIPMENT CORPORATION
                                  TOKHEIM RPS, LLC
                                     By: Gasboy International, Inc.
                                  TOKHEIM-SOFITAM S.A.
                                  TOKHEIM SOFITAM APPLICATIONS S.A.



                                  By:__________________________________
                                     Name:
                                     Title:





                                 Schedule I

                      Company Locations of Collateral


510 Independence Parkway
Suite 100
Chesapeake, Virginia
(Independent City)

2935 West 47th Street
Chicago, Illinois 60632